                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  April 17, 2000

                          PINNACLE ENTERTAINMENT, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                   0-10619                 95-3667491
(State or Other Jurisdiction      (Commission             (IRS Employer
     of Incorporation)            File Number)          Identification No.)

330 N. Brand Boulevard, Suite 1100, Glendale, California       91203
     (Address of Principal Executive Offices)                (Zip Code)

      Registrant's telephone number, including area code:  (818) 662-5900
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Item 5. Other Events.

     On April 17, 2000, Pinnacle Entertainment, Inc. (the "Company"), PH Casino Resorts, Inc. ("Holding"), a wholly-owned subsidiary of Harveys Casino Resorts ("Harveys"), and Pinnacle Acquisition Corp. ("PAC"), a wholly-owned subsidiary of Holding, entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which PAC would merge with and into the Company (the "Merger") and each share of the Company's Common Stock would be converted into the right to receive $24 per fully diluted share in cash, plus up to an additional $1 per fully diluted share, which amount is contingent upon the sale of the Company's 97 acres of surplus land in Inglewood, California for net after tax proceeds of at least $40.75 million. The foregoing description of the Merger Agreement is qualified in its entirety by the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Statement and is incorporated herein by reference.

Item 7.  Exhibits.

     2.1 Agreement and Plan of Merger, dated as of April 17, 2000, by and among PH Casino Resorts, Inc., Pinnacle Entertainment, Inc. and Pinnacle Acquisition Corporation.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PINNACLE ENTERTAINMENT, INC.



Date:  May 1, 2000            By: /s/ Bruce C. Hinckley
                                 --------------------------------
                                 Bruce C. Hinckley
                                 Chief Financial Officer

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                                 Exhibit Index
                                 -------------

Exhibit  Description
-------  -----------
2.1      Agreement and Plan of Merger, dated as of April 17, 2000, by and among
         PH Casino Resorts, Inc., Pinnacle Entertainment, Inc. and Pinnacle
         Acquisition Corporation.

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